QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.88

AMENDMENT NO. 6
TO
FINANCING AGREEMENT

        This AMENDMENT NO. 6 TO FINANCING AGREEMENT (this "Amendment"), made as of November 18, 2002, between U.S. BANK NATIONAL ASSOCIATION (formerly known as Firstar Bank, National Association), a national banking association ("Bank") and VARI-LITE, INC., a Delaware corporation ("Borrower"),

WITNESSETH:

        WHEREAS, Borrower and Bank have entered into that certain Financing Agreement, dated as of December 29, 2000, as amended by that certain Amendment No. 1 to Financing Agreement, dated as of March 30, 2001, Amendment No. 2 to Financing Agreement, dated as of June 30, 2001, Amendment No. 3 to Financing Agreement, dated as of December 31, 2001, Amendment No. 4 to Financing Agreement, dated as of March 31, 2002, and Amendment No. 5 to Financing Agreement, dated as of June 30, 2002 (as so amended, the "Financing Agreement"), pursuant to which Bank has made certain loans and financial accommodations available to Borrower; and

        WHEREAS, Borrower and Bank desire to further amend the Financing Agreement as hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Bank and Borrower agree as follows:

1. DEFINED TERMS.

        Each defined term used herein and not otherwise defined herein has the meaning ascribed to such term in the Financing Agreement.

2. AMENDMENT TO FINANCING AGREEMENT.

        The Financing Agreement is amended, effective as of the date of this Agreement, as follows:

        2.1    Amendment to Section 1.    Section 1 of the Financing Agreement shall be amended by adding the new definitions of "Acquired Assets," "Genlyte Acquisition" and "Genlyte Acquisition Agreement" as follows:

        "Acquired Assets" means "Acquired Assets" as defined and described in the Genlyte Acquisition Agreement (which definition is set forth on Exhibit V hereto).

        "Genlyte Acquisition" means the sale of the Acquired Assets and the other transactions contemplated by the Genlyte Acquisition Agreement.

        "Genlyte Acquisition Agreement" means the Asset Purchase Agreement dated as of November 18, 2002, by and between International, the Borrower, as "Seller," and Genlyte Thomas Group LLC, a Delaware limited liability company, as "Buyer."

        2.2    Amendment to Section 9.5.    Section 9.5 of the Financing Agreement shall be amended by deleting Section 9.5 in its entirety and by substituting the following new Section 9.5 in lieu thereof:

          9.5    Management; Ownership of Assets, Licenses, Patents, Etc.

          Borrower possesses, either alone or through the services of its Affiliates, and shall continue to possess active, full-time, professional management adequate to handle its affairs and adequate employees, assets, governmental approvals, permits, licenses, patents, copyrights, trademarks and trade names to continue to conduct its business in a manner substantially similar to the manner as heretofore conducted by it, other than with respect to the consummation of the Genlyte

  Acquisition, and all patents, copyrights, trademarks and trade names as of the date of the consummation of the Genlyte Acquisition are described in Schedule 1 attached hereto and incorporated herein by reference.

        2.3    Amendment to Section 9.6.    Section 9.6 of the Financing Agreement shall be amended by deleting Section 9.6 in its entirety and by substituting the following new Section 9.6 in lieu thereof:

          9.6    Indebtedness.

          Except for (i) Indebtedness disclosed in either the Financials delivered on or before the Effective Date or in Schedule 2 or Schedule 12 attached hereto and incorporated herein by reference, (ii) the Obligations, (iii) Indebtedness owing to trade creditors in the ordinary course of business, (iv) other Indebtedness permitted to be incurred or paid by Borrower pursuant to Section 10.11, (v) Indebtedness which is subordinated to the prior payment and performance of the Obligations pursuant to a subordination agreement in form and substance satisfactory to Bank in its sole discretion, (vi) tax liabilities to the extent not inconsistent with Section 9.13 hereof, (vii) obligations under operating leases, and (viii) indemnification obligations incurred pursuant to the Genlyte Acquisition Agreement, Borrower has no Indebtedness, and, except as otherwise set forth in Schedule 2 attached hereto, has not guaranteed the obligations of any other Person.

        2.4    Amendment to Section 9.7.    Section 9.7 of the Financing Agreement shall be amended by deleting Section 9.7 in its entirety and by substituting the following new Section 9.7 in lieu thereof:

          9.7    Title to Property; No Liens.

          Borrower has good, indefeasible and merchantable title to and ownership of, or leasehold interest in, all of its real and personal property (other than the Acquired Assets sold pursuant to the Genlyte Acquisition Agreement), including, without limitation, its Collateral, and other security for the Obligations, free and clear of all liens, claims, security interests, assignments, mortgages, pledges and encumbrances, except Permitted Liens and except as described in Schedule 3 attached hereto and incorporated herein by reference.

        2.5    Amendment to Section 9.18.    Section 9.18 of the Financing Agreement shall be amended by deleting Section 9.18 in its entirety and by substituting the following new Section 9.18 in lieu thereof:

          9.18    Noncompetition Agreements.

          Borrower is not subject to any contract or agreement containing a covenant not to compete restricting Borrower in any line of business with any Person, except as disclosed on Schedule 18 hereto and except for the noncompetition agreement entered into pursuant to Section 2.5 of the Genlyte Acquisition Agreement.

        2.6    Amendment to Section 9.23.    Section 9.23 of the Financing Agreement shall be amended by deleting Section 9.23 in its entirety and by substituting the following new Section 9.23 in lieu thereof:

          9.23    Real Property and Leases.

          Except as described in Schedule 12 attached hereto and incorporated herein by reference, as of the Effective Date Borrower owns no real property and is not a party to any lease, assignment, sublease, or other agreement relating to any real property or leasehold; provided, however, Schedule 12 does not reflect the Acquired Assets being sold pursuant to the Genlyte Acquisition Agreement.

        2.7    Amendment to Section 10.11.    Section 10.11 of the Financing Agreement shall be amended by deleting Section 10.11 in its entirety and by substituting the following new Section 10.11 in lieu thereof:

          10.11    Indebtedness: Guaranties.

          Borrower will not incur or pay any Indebtedness other than (i) the Obligations, (ii) subject to the terms of any applicable subordination agreement, Indebtedness reflected in the Financials delivered on or before the Effective Date or described in Schedule 2 or Schedule 12 attached hereto, (iii) Indebtedness owing to trade creditors in the ordinary course of business, (iv) Indebtedness in respect of capitalized leases and purchase money Indebtedness so long as the aggregate amount of such Indebtedness incurred by Borrower (x) during its fiscal year ending September 30, 2001 does not exceed the amount of Zero Dollars ($0) and (y), thereafter, in any fiscal year of the Borrower does not exceed One Million Dollars ($1,000,000), and provided further, that at no time shall the aggregate amount of all purchase money Indebtedness (excluding that described in clause (ii) hereof) exceed Three Million Dollars ($3,000,000), (v) Indebtedness in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 10.10, (vi) Indebtedness which is subordinated to the prior payment and performance of the Obligations pursuant to a subordination agreement in form and substance satisfactory to Bank, in its sole discretion, but only so long as the payment of any such Indebtedness would not violate the terms of the applicable subordination agreement), (vii) operating leases, (viii) Intercompany Loans to Borrower from International and Vari-Lite Asia, Inc., and (ix) indemnification obligations incurred pursuant to the Genlyte Acquisition Agreement, providedthat no Indebtedness otherwise permitted to be incurred shall be permitted to be incurred if, after giving effect to the incurrence thereof, any Event of Default shall have occurred. No Borrower will guarantee the obligations of any other Person except as set forth on Schedule 2 or Schedule 15 attached hereto.

        2.8    Amendment to Section 10.12.    Section 10.12 of the Financing Agreement shall be amended by deleting Section 10.12 in its entirety and by substituting the following new Section 10.12 in lieu thereof:

          10.12    Title to Property; No Liens.

          Borrower will continue to maintain good, indefeasible and merchantable title to and ownership of, or interest (leasehold or otherwise) in, all of its real and personal property, including, without limitation, the Collateral and other security for the Obligations, free and clear of all liens, claims, security interests, assignments, mortgages, pledges and encumbrances, except (i) Acquired Assets being sold pursuant to the Genlyte Acquisition Agreement, (ii) Permitted Liens and (iii) as described on Schedule 3 attached hereto and incorporated herein by reference or as permitted under Section 10.27 hereto.

        2.9    Amendment to Section 10.24.    Section 10.24 of the Financing Agreement shall be amended by deleting Section 10.24 in its entirety and by substituting the following new Section 10.24 in lieu thereof:

          10.24    Change in Business.

          From and after the date of the Genlyte Acquisition, Borrower will not engage in any business other than the business of selling, renting or leasing automated lighting equipment.

        2.10    Amendment to Section 10.27.    Section 10.27 of the Financing Agreement shall be amended by deleting Section 10.27 in its entirety and by substituting the following new Section 10.27 in lieu thereof:

          10.27    Title to Property; No Liens.

          Borrower will not sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of its assets, including, without limitation, the Collateral and other security for the Obligations, except for (i) the sale of Inventory (other than Rental Inventory) in the ordinary course of business, and (ii) the sale of Rental Inventory as long as within sixty (60) days following the date of any such sale Borrower applies the portion of the proceeds of such sale in the amount equal to the net book value of the Rental Inventory sold either (x) to acquire or manufacture replacement Rental Inventory or (y) to make a prepayment of Term Loan A (subject to the Indemnification provision of Section 3.4 of this Agreement); (iii) the sale of the Acquired Assets pursuant to the Genlyte Acquisition Agreement, and (iv) the sale of any other assets not referred to in clauses (i), (ii) or (iii) with an aggregate net book value of Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year of Borrower.

        2.11    Amendment to Schedules to Financing Agreement.    Each of Schedule 1, Schedule 2 and Schedule 12 to the Financing Agreement is amended in its entirety to read as set forth on the Schedule 1, Schedule 2 and Schedule 12, respectively, as attached hereto and by reference made a part hereof.

        2.12    Amendment to Schedules to Patent Assignment.    Each of Schedule A, Schedule B and Schedule C to the Patent Assignment is hereby amended in its entirety to read as set forth on the Schedule A, Schedule B and Schedule C, respectively, as attached hereto and by reference made a part hereof, and which shall be deemed to be attached to the Patent Assignment and by reference made a part thereof.

3. REPRESENTATIONS AND WARRANTIES.

        Borrower represents and warrants to Bank as follows:

        3.1    The Amendment.    This Amendment has been duly and validly executed by an authorized executive officer of Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

        3.2    Financing Agreement.    The Financing Agreement as amended by this Amendment remains in full force and effect and remains the valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms. Borrower hereby ratifies and confirms the Financing Agreement as amended by this Amendment.

        3.3    Nonwaiver.    Neither the execution, delivery, performance or effectiveness of this Amendment shall operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of Bank under the Financing Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Financing Agreement or any other documentation executed in connection therewith. Further, none of the provisions of this Amendment shall constitute, or be deemed to be or construed as, a waiver of any Event of Default under the Financing Agreement as amended by this Amendment.

        3.4    Reference to and Effect on the Financing Agreement.    Upon the effectiveness of this Amendment, each reference in the Financing Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Financing Agreement as amended hereby, and each reference to the Financing Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Financing Agreement shall mean and be a reference to the Financing Agreement as amended hereby.

        3.5    Claims and Defenses.    As of the date of this Amendment, Borrower has no defenses, claims, counterclaims or setoffs with respect to the Financing Agreement or its Obligations thereunder or with respect to any actions of the Bank or any of its officers, directors, shareholders, employees, agents or attorneys, and Borrower irrevocably and absolutely waives any such defenses, claims, counterclaims and setoffs and releases the Bank and each of its officers, directors, shareholders, employees, agents and attorneys from the same.

4. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT NO. 6.

        In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to the each of the following conditions precedent:

        4.1    Amendment No. 6 to Financing Agreement.    Bank shall have received an original counterpart of this Amendment No. 6 to Financing Agreement, executed and delivered by a duly authorized officer of Borrower; provided, however, that this Amendment will be effective upon Bank's receipt of an executed counterpart of this Amendment No. 6 to Financing Agreement sent by facsimile transmission during normal business hours followed by an original counterpart, executed and delivered by a duly authorized officer of Borrower and sent by a nationally recognized overnight courier service..

        4.2    Acknowledgment of Guarantor.    Bank shall have received an original of the attached Acknowledgment of Vari-Lite International, Inc., a Delaware corporation, executed and delivered by a duly authorized officer of Vari-Lite International, Inc..

        4.3    No Material Adverse Change.    Other than with respect to the sale of the Acquired Assets pursuant to the Genlyte Acquisition Agreement, there shall have occurred no material and adverse change in the Borrower's assets, liabilities or financial condition since the date of the last Financials delivered by Borrower to Bank nor shall there have been any material damage to or loss of any of Borrower's assets or properties since such date.

        4.4    Prepayment of Obligations.    The Borrower shall have prepaid, with a portion of the net cash proceeds received by the Borrower from the Genlyte Acquisition, (i) a principal amount of Five Million Dollars ($5,000,000) to be applied at par with no premium to the Term Loan A, and (ii) a principal amount of Three Million Dollars ($3,000,000) to be applied at par with no premium to the Revolving Loans. In addition to the payments set forth in the previous sentence, Borrower shall, to the extent a Borrowing Base Deficiency exists as of the effectiveness of the Genlyte Acquisition and the application of such payments, pay an additional principal amount of the Revolving Loans from the net cash proceeds received from the Genlyte Acquisition in an amount equal to the amount of such Borrowing Base Deficiency.

5. MISCELLANEOUS.

        5.1    Waiver of Prepayment Premiums and Penalties.    Bank waives any and all prepayment premiums and penalties to the extent such premiums and penalties may accrue and be payable to Bank under the Financing Agreement in connection with the payment of obligations set forth in Section 4.4 above.

        5.2    Borrower Name Change.    Contemporaneous with the consummation of the Genlyte Acquisition, Borrower anticipates changing its name to "VLPS Lighting Services, Inc." Within three days after Borrower's receipt of an Amendment to Articles of Incorporation filed with, and certified by, the Office of the Secretary of State of Delaware, Borrower shall deliver a copy of such certified amendment to Bank. Upon Bank's receipt thereof, the Financing Agreement shall be amended so that each reference to "Vari-Lite, Inc." shall be replaced with "VLPS Lighting Services, Inc." and the term "Borrower" shall be amended to mean "VLPS Lighting Services, Inc., a Delaware corporation." Borrower hereby authorizes the Bank to file any UCC-1 financing statements or related filings to reflect such name change and agrees to reimburse the Bank for any costs or fees associated with such filings.

        5.3    Governing Law.    This Amendment has been delivered and accepted at and shall be deemed to have been made at Cleveland, Ohio. This Amendment shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, without regard to principles of conflict of law, and all other laws of mandatory application.

        5.4    Severability.    Each provision of this Amendment shall be interpreted in such manner as to be valid under applicable law, but if any provision hereof shall be invalid under applicable law, such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

        5.5    Counterparts.    This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, Borrower has caused this Amendment No. 6 to Financing Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

Signed and acknowledged in the presence of:		VARI-LITE, INC.
/s/ TRACY KEY		By:	/s/ JEROME L. TROJAN III
Name:	Tracy Key	Its:	Vice President—Finance, Chief Financial Officer
/s/ CHRISTI LAWING
Name:	Christi Lawing

STATE OF TEXAS	)
) ss:
COUNTY OF DALLAS	)

        The foregoing instrument was acknowledged before me this    day of November, 2002, by                        , the                        of Vari-Lite, Inc., a Delaware corporation, on behalf of the corporation.

/s/ KAREN CRAFT Notary Public
Accepted at Cleveland, Ohio, Effective as of November , 2002.
U.S. BANK NATIONAL ASSOCIATION
By: /s/ DARYL HAGSTROM
Its: Vice-President

ACKNOWLEDGMENT OF GUARANTOR

        The undersigned, Vari-Lite International, Inc., a Delaware corporation, having guaranteed all of the obligations of Vari-Lite, Inc. to U.S. Bank National Association (formerly known as Firstar Bank, National Association) ("Bank"), hereby acknowledges and agrees, effective as of November     , 2002, to the terms of the foregoing Amendment No. 6 to Financing Agreement. The undersigned represents and warrants to Bank that the Guaranty executed and delivered by the undersigned to Bank, dated as of December 29, 2000, remains the valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

VARI-LITE INTERNATIONAL, INC.
By:	/s/ JEROME L. TROJAN III
Its:	Vice President—Finance, Chief Financial Officer
STATE OF TEXAS	)
) ss:
COUNTY OF DALLAS	)

        The foregoing instrument was acknowledged before me this 18th day of November, 2002, by Jerry Trojan, the VP-Finance, Chief Financial Officer of VARI-LITE INTERNATIONAL, INC., a Delaware corporation, on behalf of the company.

/s/ KAREN CRAFT Notary Public

Exhibit V
Acquired Assets

        "Acquired Assets" shall mean the following (with all capitalized terms used herein and not otherwise defined herein having the meaning ascribed to such term in that certain Asset Purchase Agreement dated as of November 18, 2002, by and between Vari-Lite International, Inc., a Delaware corporation, Vari-Lite, Inc., a Delaware corporation, as "Seller," and Genlyte Thomas Group LLC, a Delaware limited liability company, as "Buyer" (the "Genlyte Acquisition Agreement")):

all of Seller's right, title and interest in and to all of Seller's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, belonging to Seller and which relate to the Subject Business, which includes the design, manufacture and sale of its products and the furnishing of advisory and consulting services to customers as well as any goodwill associated therewith (but in each case excluding the Excluded Assets), including the following:

  (A)
  all Tangible Personal Property;

  (B)
  all Inventories;

  (C)
  all Accounts Receivable;

  (D)
  all Assumed Agreements and all outstanding offers or solicitations made by or to Seller to enter into any Contract relating to the Subject Business;

  (E)
  all Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer, including those listed in Part 3.14 of the Disclosure Letter;

  (F)
  all data and Records related to the operations of the Subject Business, including client and customer lists, credit information and receivable information relating to clients and customers of the Subject Business, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records relating to payables, receivables and the Assumed Agreements, creative materials, advertising materials, promotional materials, studies, and reports and other similar documents and Records;

  (G)
  all of the intangible rights and property of Seller, including all the Intellectual Property Assets, going concern value, goodwill, the 1-877-Varilite telephone number and e-mail addresses and listings and those items listed in Parts 3.22(d) and 3.22(e) of the Disclosure Letter;

  (H)
  all claims of Seller against third parties relating to the Acquired Assets, whether choate or inchoate, known or unknown, contingent or noncontingent;

  (I)
  all rights of Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof; and

all other properties and assets of every kind, character and description, tangible or intangible, owned by Seller and used or held for use in connection with the Subject Business, whether or not similar to the items specifically set forth above.

        "Accounts Receivable"—means (a) all trade accounts receivable and other rights to payment from customers of Seller related to the Subject Business and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller and (b) any claim, remedy or other right related to any of the foregoing.

        "Affiliate"—with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified

Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by the ownership of voting securities, by contract or otherwise. Thus, the Parent and Seller are each Affiliates of the other.

        "Assumed Agreements"—means the Contracts listed on Exhibit 2.1(e) to the Genlyte Acquisition Agreement.

        "Contract"—means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

        "Disclosure Letter"—means the disclosure letter delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

        "Excluded Assets"—means the following

all assets used in or relating to the business of renting or leasing automated lighting equipment, including, without limitation, the following:

  (A)
  all lighting equipment described and set forth in that certain Broadcast and Professional Audio Video Equipment Appraisal of Vari*Lite prepared for GE Capital by Micor Media Group on August 27, 2002

  (B)
  all "Collateral" (as defined in that certain Security Agreement, dated as of December 29, 2000, between Seller and U.S. Bank National Association (formerly known as Firstar Bank, National Association), to the extent such Collateral is used in or relates to the business of renting or leasing automated lighting equipment

  (C)
  cash and cash equivalents

  (D)
  all receivables due from employees

  (E)
  all receivables due from Affiliates

  (F)
  the following Inventory:

      All used Series 200 and Series 300 equipment

      All Inventory listed on Schedule 2.1-a to the Genlyte Acquisition Agreement

      All Virtuoso DX work in process and finished goods inventory

      50% of all Lewis Lee picture books

  (G)
  the following Tangible Property:

      All Series 200 and Series 300 equipment including luminaires and consoles and related cable and other support equipment which are used in the operation on this equipment

      All Virtuoso consoles and all Virtuoso DX consoles (except one which will be retained by Buyer) and related accessories for these consoles

      All subassemblies for Series 200 and Series 300 equipment

      All hanging artwork (or made for hanging), photographs, memorabilia and original photo negatives

      All desks, file cabinets, office systems (cubicles) and other equipment and supplies located in the offices and/or cubicles of the employees that will remain employed by Seller

      All video conferencing equipment and two of three Polycom conference telephones

      All software and hardware associated with the Oracle system, the e-mail system and the Sellers web site (including the "fire wall")

      All Tangible Personal Property listed on the attached Schedule 2.1-b to the Genlyte Acquisition Agreement

  (H)
  all software (including source code(s)), drawings, parts lists, CAD files, vendor lists and other Records used in or relating to Virtuoso™ and Virtuoso DX™ and all trade secrets and copyrights related thereto (provided Buyer shall receive a fully paid non-exclusive license to the software)

  (I)
  all right, title and interest in and to the names "Virtuoso" and "Virtuoso DX and the tradenames Virtuoso™ and Virtuoso DX™."

  (J)
  all software licensed from third parties

  (K)
  all insurance policies, proceeds and claims

  (L)
  all right, title and interest in and to the domain name www.vlps.com

  (M)
  all email addresses that incorporate "VLPS"

  (N)
  all telephone numbers other than the 1-877-Varilite telephone number

  (O)
  all prepaid assets and deposits other than those related to trade shows, advertising, marketing and payments to vendors for inventory, tooling or Tangible Personal Property

  (P)
  all leasehold interests in real property

  (Q)
  all minute books, stock record books, income tax records, and records relating to other taxes

  (R)
  all personnel records

  (S)
  License Agreement between Disney Enterprises, Inc. and Vari-Lite International, Inc. (dated December 10, 1998)

  (T)
  License Agreement with Joseph N. Tawil, Trustee of the Joseph N. Tawil Separate Property Trust (dated September 1, 1998)

  (U)
  all Settlement Agreement between High End Systems, Inc. and Vari-Lite, Inc. (executed November 19, 1998)

  (V)
  employment agreements except for the Bob Schacherl Executive Employment Agreement

  (W)
  all employee confidentiality and nondisclosure agreements

  (X)
  all agreements between Seller and its Affiliates

  (Y)
  Settlement Agreement among Martin Gruppen, AS, Martin Professional, Inc. and Vari-Lite, Inc. (executed August 25, 2000)

  (Z)
  Settlement Agreement among Clay Paky S.p.A., Coemar S.p.A. and Vari-Lite, Inc. (executed December 24, 2000)

  (AA)
  Web Site Development Agreement between Red Planet Design, Inc. and Vari-Lite, Inc. (effective June 11, 2002)

  (BB)
  IKON Lease Agreement # 19308

  (CC)
  Employee Benefit Plans

        "Governmental Authorization"—means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

  (A)
  "Intellectual Property Assets"—means those intellectual property assets, except those constituting Excluded Assets (whether owned, used or licensed by Seller as licensee or licensor) constituting:

  (i)
  all issued and pending trademark and service mark registrations owned by Seller and used in the Subject Business (collectively, "Mark Registrations");

  (ii)
  Seller's name, all fictional business names, trading names, and material unregistered trademarks and service marks used in the Subject Business (collectively, "Marks");

  (iii)
  all patents and patent applications owned by Seller (collectively, "Patents");

  (iv)
  all material patentable inventions and discoveries used in the Subject Business (collectively, "Inventions");

  (v)
  all pending and issued copyright registrations owned by Seller and used in the Subject Business (collectively, "Copyright Registrations");

  (vi)
  all material copyrightable published works and unpublished works used in the Subject Business (collectively, "Copyrightable Works");

  (vii)
  all rights in registered mask works used in the Subject Business (collectively, "Rights in Mask Works"); and

all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints used in the Subject Business and treated confidentially (collectively, "Trade Secrets")..

        "Inventories"—means all inventories of Seller related to the Subject Business, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods.

        "Records"—means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

        "Subject Business"—means the business of designing, manufacturing and selling automated lighting equipment.

        "Tangible Personal Property"—means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller (wherever located and whether or not carried on Seller's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

Schedule 1
Licenses, Patents, Trademarks, Etc.

Patents

None

Trademarks

None

Licenses

1.
License Agreement dated as of November 18, 2002, by and between Genlyte Thomas Group LLC, a Delaware limited liability company, as "Licensor," and Vari-Lite, Inc., a Delaware corporation, as "Licensee."

1

Schedule 2
Indebtedness

VARI-LITE, INC.
DEBT SCHEDULE
10/31/02

NOTES:		Amount Due
Financing Company	Hudson United Bank (4/00) (formerly United Capital)	126,121.77
Financing Company	A. I. Credit Corp (11/00)	47,796.71
Financing Company	A. I. Credit Corp (11/01)	0.00
Financing Company	The CIT Group (5/02)	1,990,495.49
Financing Company	GMAC Financing (11/01) (co 09)	20,667.36
Capital Lease	Comerica Leasing (9/01) (formerly Imperial Bank)	61,849.91
	TOTAL	2,246,931.24

1

Schedule 12
Indebtedness

VARI-LITE, INC.
LEASES SCHEDULE
10/31/02

1

Schedule A
To
Patent Assignment

Patents

None

1

Schedule B
To
Patent Assignment

Trademarks

None

1

Schedule C
To
Patent Assignment

Licenses

1.
License Agreement dated as of November 18, 2002, by and between Genlyte Thomas Group LLC, a Delaware limited liability company, as "Licensor," and Vari-Lite, Inc., a Delaware corporation, as "Licensee."

1

QuickLinks

  Exhibit 10.88
AMENDMENT NO. 6 TO FINANCING AGREEMENT
1. DEFINED TERMS.
2. AMENDMENT TO FINANCING AGREEMENT.
3. REPRESENTATIONS AND WARRANTIES.
4. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT NO. 6.
5. MISCELLANEOUS.
ACKNOWLEDGMENT OF GUARANTOR
Exhibit V Acquired Assets
Schedule 1 Licenses, Patents, Trademarks, Etc.
Schedule 2 Indebtedness
VARI-LITE, INC. DEBT SCHEDULE 10/31/02
Schedule 12 Indebtedness
VARI-LITE, INC. LEASES SCHEDULE 10/31/02
Schedule A To Patent Assignment
Schedule B To Patent Assignment
Schedule C To Patent Assignment